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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Titan Pharmaceuticals, Inc. Amended 1998 Stock Option Plan of our report dated February 20, 2001, with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California

June 6, 2001

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  Exhibit 23.2